UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEWELL BRANDS INC.

(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

NEWELL BRANDS INC. 6655 PEACHTREE DUNWOODY ROAD ATLANTA, GA 30328 Your Vote Counts! NEWELL BRANDS INC. 2023 Annual Meeting Vote by May 15, 2023 11:59 PM ET. For shares held in a Plan, vote by May 11, 2023 11:59 PM ET. V00394-P86723 You invested in NEWELL BRANDS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 16, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to May 2, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 16, 2023 9:00 AM JW Marriot Atlanta Buckhead 3300 Lenox Square Parkway NE Atlanta, GA 30326 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors 1a. Bridget Ryan Berman For 1b. Patrick D. Campbell For 1c. Gary Hu For 1d. Jay L. Johnson For 1e. Gerardo I. Lopez For 1f. Courtney R. Mather For 1g. Christopher H. Peterson For 1h. Judith A. Sprieser 1i. Stephanie P. Stahl For 1j. Robert A. Steele For 1k. David P. Willetts For 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. For 3. Advisory resolution to approve executive compensation. For 4. Vote on an advisory resolution on the frequency of the advisory vote on executive compensation. For 5. A stockholder proposal to amend the stockholders’ right to action by written consent. Against NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V00395-P86723